SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


              Date of report (Date of earliest event reported):
                           September 27, 1994

                  KANSAS CITY SOUTHERN INDUSTRIES. INC.
      (Exact name of registrant as specified in its charter)



    DELAWARE                  1-4717              44-0663509
(State or other juris-   (Commission file       (IRS Employer
diction of incorporation)     number)       Identification number)

           114 West 11th Street, Kansas City, Missouri  64105
             (Address of principal executive offices)  (Zip Code)

           Reqistrant's telephone number, including area code:
                             (816) 556-0303

                                   N/A
      (Former name or former address if changed since last report)

Item 5. Other Events.

On September 27, 1994, Kansas City Southern Industries, Inc.'s ("the Registrant's") wholly-owned subsidiary, DST Systems, Inc. together with Kemper Financial Services, Inc. ("Kemper"), entered into a definitive agreement ("the Agreement") with State Street Boston Corporation ("State Street") for the sale to State Street of IFTC Holdings, Inc. ("Holdings"), which wholly owns Investors Fiduciary Trust Company ("IFTC"). Under the Agreement, State Street is to issue approximately 5.6 million shares of its common stock to DST and Kemper in exchange for all of the outstanding stock of Holdings. The actual amount of stock to be received at closing is dependent upon a formula set forth in the definitive agreement. DST and Kemper each own 50% of Holdings. The closing of the sale of Holdings is subject to several conditions including regulatory approval. The press release of the Registrant dated September 27, 1994 is also filed herewith as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits



  (c)   Exhibits.

        Exhibit No.                Document

       (99)              Additional Exhibits

        99.1             Press Release, dated September 27, 1994




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Kansas City Southern Industries, Inc.

Date:  October 6, 1994      By:    /s/ Louis G. Van Horn

                               Louis G. Van Horn
                               Comptroller
                         (Principal Accounting Officer)





Exhibit Index


Exhibit No.                     Document                Page No.


  99.1            Press Release, dated September 27, 1994   2